Form N-SAR

Sub Item 77E
Legal Proceedings
333-33978, 811-09885

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Series Semiannual Report to
Shareholders. Filed on Form N-CSR on March 24, 2005, accession number 0001110822-05-000003 (File No. 333-33978).